EXHIBIT (c)(3)


                SECOND AMENDMENT TO AGREEMENT AND PLAN OF MERGER


         This Amendment, dated as of this 31st day of January, 1997, is entered into by and among The Cross Country Group, Inc. ("Parent"), CC Acquisition Corporation ("Merger Sub"), and Homeowners Group, Inc. (the "Company").

         WHEREAS,   Parent,   CHGI  Acquisition   Corporation,   a  wholly-owned
subsidiary of Parent (the "Sub") and the Company entered into an Agreement and Plan of Merger dated as of May 14, 1996 (the "Agreement"); and

         WHEREAS, Parent, Merger Sub and the Company amended the Agreement as of October 31, 1996 (the "First Amendment"); and

         WHEREAS, Parent, Merger Sub and the Company desire to further amend the Agreement.

         NOW, THEREFORE, in consideration of the premises and agreements herein contained, Parent, Merger Sub and the Company agree as follows, effective as of the date hereof, with capitalized terms not otherwise defined herein having the same meaning as set forth in the Agreement:

         1. Section 7.14 is hereby deleted in its entirety and replaced with the following:

                  "7.14  Modification of Settlement  Agreement.  The Company and
         The Cross Country Group, L.L.C., as the assignee of the rights of ANIC, shall enter into the Settlement Agreement (substantially in the form of Exhibit O hereto) contemporaneously with the execution of this Amendment which shall provide for, among other things, agreement of The Cross Country Group, L.L.C. to take no action with respect to realization on its rights under the Settlement Agreement prior to the earlier of: (a) July 1, 1997 or (b) the termination of its obligations under this Agreement, in consideration for the guarantee of the obligation of HMS under the Settlement Agreement by the Company, the pledge by the Company of the shares of HMS and Homeowners Marketing Services International, Inc. ("HMSII") owned by the Company to The Cross Country Group, L.L.C. to secure the guarantee and the grant by HMS and HMSII of a security interest in their respective assets in favor of The Cross Country Group, L.L.C. to further secure such guarantee."








         2. Section 9.12 is hereby deleted in its entirety and replaced with the following:

                  "9.12 Franchise Agreement - Amendment and Estoppel Agreement and Profit Sharing Release. The Company shall have caused HMSI to: (i) enter into and execute an amendment to existing franchise agreements (including franchise agreements whose terms have been extended to July 1, 1997) with all Franchisees upon terms and conditions satisfactory to Parent, and (ii) have obtained estoppel letters and releases from all Franchisees which shall contain a waiver of any and all claims the Franchisees have or may have under the existing franchise agreements including, without limitation, a waiver of all claims for profit sharing for 1996."

         3. Section 12.1(b)(i) shall be deleted in its entirety and replaced with the following:

                  "(i) the Merger shall not have been consummated on or before the later of: (A) July 1, 1997, or (B) two business days after the Company's stockholders' meeting;".

         4. Section 12.1 (c)(i) shall be deleted in its entirety and replaced with the following:

                  "(i) the Merger shall not have been consummated on or before July 1, 1997,".

         5. Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but which together shall constitute one and the same instrument.

         6. Governing Law. This Amendment shall be governed by and construed in accordance with the internal laws of the State of Delaware without giving effect to principles of conflicts of laws.

         7. Except as modified by this Amendment, the terms of the Agreement, as amended by the First Amendment, shall remain unmodified and in full force and effect.

                                       -2-




         IN WITNESS WHEREOF, each party has executed this Amendment as of the date first set forth above.

                                    THE CROSS COUNTRY GROUP, INC.


                                    By:/s/ Howard L. Wolk
                                       -----------------------------------------
                                        Name: Howard L. Wolk
                                        Title: Vice President


                                    CC ACQUISITION CORPORATION


                                    By:/s/ Howard L. Wolk
                                       -----------------------------------------
                                        Name: Howard L. Wolk
                                        Title: President


                                    HOMEOWNERS GROUP, INC.


                                    By:/s/ C. Gregory Morris
                                       -----------------------------------------
                                        Name:  C. Gregory Morris
                                        Title: Vice President, Treasurer and
                                               Chief Financial Officer

                                       -3-